Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statements on Form S‑8 (File Nos. 333‑214823 and 333-179769) of Centric Brands Inc. of our report dated May 15, 2019 on our audits of the consolidated financial statements of Centric Brands Inc. as of December 31, 2018 and 2017 and for each of the two years then ended, included in this Annual Report on Form 10‑K of Centric Brands Inc. for the year ended December 31, 2018.

/s/ CohnReznick LLP

New York, New York

May 15, 2019